                                                                     EXHIBIT 2.1


                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 30, 1998 between MAPICS, Inc., a Massachusetts corporation ("MAPICS-Mass."), and MAPICS, Inc., a Georgia corporation ("MAPICS-Georgia"; together with MAPICS-Mass., the "Constituent Corporations") and a wholly-owned subsidiary of MAPICS-Mass., sets forth certain agreements in connection with the merger of MAPICS-Mass. with and into MAPICS-Georgia (the "Merger").

                                  WITNESSETH:

         WHEREAS, as of the date hereof, MAPICS-Mass. has the following authorized capital stock: (a) 50,000,000 shares of common stock, $.01 par value per share ("MAPICS-Mass. Common Stock"), and (b) 1,000,000 shares of preferred stock, $1.00 par value per share ("MAPICS-Mass. Preferred Stock), of which (i) 1 share has been designated Series A Preferred Stock ("MAPICS-Mass. Series A Preferred Stock"), (ii) 1 share has been designated Series B Preferred Stock ("MAPICS-Mass. Series B Preferred Stock"), (iii) 1 share has been designated Series C Preferred Stock ("MAPICS-Mass. Series C Preferred Stock"), (iv) 225,000 shares have been designated Series D Convertible Preferred Stock ("MAPICS-Mass. Series D Preferred Stock"), (v) 100,000 shares have been designated Series E Convertible Preferred Stock ("MAPICS-Mass. Series E Preferred Stock) and (vi) 30,000 shares have been designated Series F Junior Participating Preferred Stock (MAPICS-Mass. Series F Preferred Stock"). The MAPICS-Mass. Common Stock and the MAPICS-Mass. Preferred Stock are collectively referred to herein as the "MAPICS-Mass. Stock."

         WHEREAS, as of the date hereof, there are outstanding (a) 18,574,522 shares of MAPICS-Mass. Common Stock, (b) no shares of MAPICS-Mass. Series A Preferred Stock, (c) no shares of MAPICS-Mass. Series B Preferred Stock, (d) no shares of MAPICS-Mass. Series C Preferred Stock, (e) 225,000 shares of MAPICS-Mass. Series D Preferred Stock, (f) 100,000 shares of MAPICS-Mass. Series E Preferred Stock and (g) no shares of MAPICS-Mass. Series F Preferred Stock.

         WHEREAS, as of the date hereof, MAPICS-Georgia has the following authorized capital stock: (a) 50,000,000 shares of common stock, $.01 par value per share ("MAPICS-Georgia Common Stock"), and (b) 1,000,000 shares preferred stock, $1.00 par value per share ("MAPICS-Georgia Preferred Stock), of which (i) 225,000 shares have been designated Series D Convertible Preferred Stock, (ii) 100,000 shares have been designated Series E Convertible Preferred Stock and
(iii) 30,000 shares have been designated Series F Junior Participating Preferred Stock. The MAPICS-Georgia Common Stock and the MAPICS-Georgia Preferred Stock are collectively referred to herein as the "MAPICS-Georgia Stock."

         WHEREAS, as of the date hereof, there are outstanding 100 shares of MAPICS-Georgia Common Stock, all of which are owned by MAPICS-Mass., and no shares of MAPICS-Georgia Preferred Stock.

         WHEREAS, the respective boards of directors and stockholders of the Constituent Corporations have approved this Agreement, the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the method by which the Merger will be effected, the manner and basis of converting the shares of MAPICS-Mass. Stock into shares of MAPICS-Georgia Stock, the manner of determining the effective date of the Merger and such other provisions as are deemed necessary or desirable, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

        1.1 Upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, at the Effective Time (as defined below) MAPICS-Mass. shall be merged with and into MAPICS-Georgia and the separate existence of MAPICS-Mass. shall thereupon cease. MAPICS-Georgia shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the Surviving Corporation shall retain the name "MAPICS, Inc."

        1.2 At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises of a public and a private nature of each of the Constituent Corporations; all property, real, personal and mixed, tangible and intangible and all and every other interest of or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further action. The title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations. Neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.

        1.3 The location of the principal and registered office of the Surviving Corporation is 5775-D Glenridge Drive, Suite 300, Atlanta, Georgia 30328.

        1.4 The Merger shall be effective as of the date and time specified in the Certificates of Merger delivered to the Georgia Secretary of State and the Massachusetts Secretary of State (the "Effective Time").

                                   ARTICLE II

               CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND
                      OFFICERS OF THE SURVIVING CORPORATION

        2.1 The Articles of Incorporation of MAPICS-Georgia in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and by such Articles of Incorporation.

        2.2 The Bylaws of MAPICS-Georgia in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by law, by the Articles of Incorporation of the Surviving Corporation and by such Bylaws.

        2.3 The directors of MAPICS-Georgia immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation, and the officers of MAPICS-Georgia immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, in both cases until their successors shall have been elected and shall qualify or until otherwise provided by law, by the Articles of Incorporation of the Surviving Corporation and by the Bylaws of the Surviving Corporation.


                                   ARTICLE III

                 MANNER AND BASIS OF CONVERTING SHARES, OPTIONS
                  AND WARRANTS OF THE CONSTITUENT CORPORATIONS

        3.1 Except as provided in Section 3.5, at the Effective Time, by virtue of the Merger and without any action by the holder thereof or any action in addition to that contemplated hereby by either Constituent Corporation:

                (a) each then outstanding share of MAPICS-Mass. Common Stock will be automatically converted into one (1) share of fully-paid and non-assessable MAPICS-Georgia Common Stock;

                (b) each then outstanding share of MAPICS-Mass. Preferred Stock which has been designated as a particular series thereof will be automatically converted into one (1) share of fully-paid and non-assessable MAPICS-Georgia Preferred Stock with such series designation;

                (c) each share of MAPICS-Mass. Common Stock then held in the treasury of MAPICS-Mass. will be automatically converted into one (1) share of MAPICS-Georgia Common Stock, which share shall be held in the treasury of MAPICS-Georgia; and

                (d) each then outstanding option, warrant, purchase right, unit or other security of MAPICS-Mass. will be automatically converted into, and shall be an identical security of, MAPICS-Georgia, exercisable (if at all) at the same price per share and upon the same terms and conditions immediately before and immediately after such conversion, and the number of shares of MAPICS-Georgia Common Stock reserved for issuance upon exercise of such options, warrants, purchase rights, units or other securities, as so converted, shall be equal to the number of shares of MAPICS-Mass. Common Stock so reserved as of the Effective Time.

        3.2 Notwithstanding any other provision of this Agreement, no certificate or scrip for fractional shares of MAPICS-Georgia Stock shall be issued in the Merger, and any such fractional interest that may result from the Merger shall be disregarded and void ab initio.

        3.3 Upon and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of MAPICS-Mass. Stock or warrants, units or other securities of MAPICS-Mass. shall be deemed for all purposes to evidence ownership of and to represent the shares of MAPICS-Georgia Stock or warrants, units or other securities of MAPICS-Georgia, as the case may be, into which the shares of MAPICS-Mass. Stock or warrants, units or other securities of MAPICS-Mass. represented by such certificates have been converted as provided in Section 3.1 and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered holder of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of MAPICS-Georgia Stock or warrants, units or other securities of MAPICS-Georgia, as the case may be, evidenced by such outstanding certificate.

        3.4 As of the Effective Time, the 100 shares of MAPICS-Georgia Common Stock issued upon its organization to MAPICS-Mass. shall be canceled and the consideration paid therefore by MAPICS-Mass. shall be returned by MAPICS-Georgia to MAPICS-Mass., so that immediately thereafter the then outstanding shares of MAPICS-Georgia Stock shall consist only of the shares to be issued by the Surviving Corporation upon the conversion and exchange of shares of MAPICS-Mass. Stock pursuant to Section 3.1.

        3.5 Any outstanding shares of MAPICS-Mass. Stock held by a stockholder (a "Dissenting Stockholder") who shall have elected to dissent from the Merger and who shall have exercised and perfected appraisal rights ("Appraisal Rights") with respect to such shares in accordance with Sections 85 through 98 of Chapter 156B of the Massachusetts Business Corporation Law ("MBCL") shall not be converted into shares of MAPICS-Georgia Common Stock as a result of the Merger. Such Dissenting Stockholder shall be entitled to receive therefor only the consideration required to be paid to such Dissenting Stockholder by Sections 85 through 98 of Chapter 156B of the MBCL and, upon the payment of such consideration, such shares of MAPICS-Mass. Stock shall be immediately canceled without any further action. Notwithstanding the foregoing provisions of this Section 3.5, if any such Dissenting Stockholder shall, prior to the Effective Time, (x) withdraw his election to dissent from the Merger or
(y) fail to properly exercise and perfect his appraisal rights in accordance with Sections 85 through 98 of Chapter 156B of the MBCL, such Dissenting Stockholder's shares of MAPICS-Mass. Stock shall be converted, as of the Effective Time, into shares of MAPICS-Georgia Stock in accordance with Section 3.1.

                                   ARTICLE IV

                                  BENEFIT PLANS

        4.1 Each option or other right to purchase or otherwise acquire shares of MAPICS-Mass. Common Stock granted under any employee option plan, employee stock purchase plan or other benefit plan maintained by MAPICS-Mass. (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof or any action in addition to that contemplated hereby by either Constituent Corporation, be converted into and become an option or other right to purchase or otherwise acquire (and MAPICS-Georgia hereby assumes the obligation to deliver) the same number of shares of MAPICS-Georgia Common Stock, at the same price per share and upon the same terms and conditions, as are set forth in the Plan under which such option or other right was granted (together with any instruments, agreements or other documents related thereto). The number of shares of MAPICS-Georgia Common Stock reserved for issuance upon the exercise of all such options or other rights, converted as described in the preceding sentence, shall be equal to the number of shares of MAPICS-Mass. Common Stock so reserved immediately prior to the Effective Time. MAPICS-Georgia hereby assumes, as of the Effective Time, (a) the Plans and all obligations of MAPICS-Mass. thereunder, including the outstanding options, stock purchase rights or awards or portions thereof granted pursuant to the Plans and the right to grant additional options and stock purchase rights thereunder, and (b) all obligations of MAPICS-Mass. under all of its other benefit plans in effect immediately prior to the Effective Time.


                                    ARTICLE V

                         FURTHER ACTIONS AND AGREEMENTS

        5.1 If at any time after the Effective Time of the Merger the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall, and hereby are authorized to, execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Agreement.

        5.2 As required by Section 79 of Chapter 156B of the MBCL, the Surviving Corporation:

         (a) agrees that, for so long as required by Section 79 of Chapter 156B of the MBCL, it may be sued in the Commonwealth of Massachusetts for any obligation (including the obligation created by Section 85 of Chapter 156B of the MBCL) of (i) a Constituent Corporation incurred prior to the Effective Time and (ii) the Surviving Corporation incurred after the Effective Time; and

         (b) irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its agent to accept service of process in any action for the enforcement of any obligation referred to in clause (a) of this Section 5.2, including taxes.



                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 For the convenience of the parties hereto and to facilitate the filing and recording of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed an original instrument and all of such counterparts shall constitute one document, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

        6.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        6.3 The parties hereto, by resolution of their respective boards of directors, may amend, modify or supplement this Agreement, or waive the application of any provision hereof (including, without limitation, the condition set forth in Section 6.5), provided that any such amendment, modification, supplement or waiver is in writing and signed by the parties hereto.

        6.4 By written notice to the other party hereto at any time prior to the Effective Time, whether before or after approval by the stockholders of MAPICS-Mass. of this Agreement, the Merger and the other transactions contemplated hereby for any reason, either MAPICS-Mass. or MAPICS-Georgia, by resolution of their respective boards of directors, may terminate this Agreement and abandon the Merger and the other transactions contemplated hereby, and in that event, neither party shall have any further obligation to the other party or to the stockholders of the other party.

        6.5 Subject to Section 6.3, it is a condition to the consummation of the Merger and the other transactions contemplated hereby that the aggregate amounts paid or to be paid to Dissenting Stockholders constitute less than 1% of the value of the net assets of MAPICS-Mass. as of the date of the Merger immediately prior to giving effect thereto. Any determination pursuant to this
Section 6.5 shall be made in the sole discretion of the Boards of Directors of MAPICS-Mass. and MAPICS-Georgia.

         IN WITNESS WHEREOF, each Constituent Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, as of the date first above written.


[SEAL]                           MAPICS, INC., a Massachusetts corporation


                                 By:         /s/ Richard C. Cook
                                    ------------------------------------------
                                    Name:    Richard C. Cook
                                    Title:   President


                                 By:         /s/ William J. Gilmour
                                    ------------------------------------------
                                    Name:   William J. Gilmour
                                    Title: Treasurer


                                 ATTEST:


                                 By:         /s/ Martin D. Avallone
                                    ------------------------------------------
                                    Name:   Martin D. Avallone
                                    Title: Clerk



[SEAL]                           MAPICS, INC., a Georgia corporation


                                 By:         /s/ Richard C. Cook
                                    ------------------------------------------
                                    Name:    Richard C. Cook
                                    Title:   President


                                 ATTEST:


                                 By:         /s/ Martin D. Avallone
                                    ------------------------------------------
                                    Name:   Martin D. Avallone
                                    Title: Secretary